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EXHIBIT NO. 5

Legal Opinion of Carmine J. Bua, III, Esq.

LAW OFFICES OF
CARMINE J. BUA
3838 Camino Del Rio North, Suite 333
San Diego, California 92108
Telephone: (619) 280-8000
Fax: (619) 280-8001

        April 2, 2003

3393S

Board of Directors
Com-Guard.Com, Inc.
2075 Corte Del Nogal, Suite R
Carlsbad, CA 92009

  Re:
  My Legal Opinion Pursuant to SEC Form SB-2
  Registration Statement—Com-Guard.Com, Inc.

Dear Gentlemen:

        You have requested my opinion as counsel for Com-Guard.Com, Inc., a Nevada corporation (the "Company") and certain of its shareholders (the "Selling Shareholders") in connection with a Registration Statement on Form SB-2 and the Prospectus included therein (collectively the "Registration Statement") to be filed with the Securities and Exchange Commission.

        1.    The Registration Statement: The Registration Statement relates to the registration of 9,047,856 shares of restricted common stock of the Company of which 6,722,864 such shares are presently issued (the "Issued Shares") and of which 2,325,001 such shares are available through the exercise of Warrants earlier issued by the Company (the "Warrant Shares"). The Issued Shares and the Warrant Shares are collectively referred to herein as the "Shares." The Shares are to be sold by certain shareholders of the Company upon the terms and conditions set forth in the Registration Statement.

        2.    Basis for Opinion: The documentary basis and other basis for this opinion is my review and analysis of the below listed items:

    1.
    The Company's Articles of Incorporation, By-Laws, Minutes of Board of Directors Meetings, Minutes of Shareholder Meetings and Shareholder Lists (collectively the "Company Records").

    2.
    The Registration Statement.

    3.
    The eligibility requirements for the use of Form SB-2 set forth in General Instructions A and B of Form SB-2 (the "Eligibility Requirements").

    4.
    The applicable provisions of the Securities Act of 1933 as amended, and the Rules and Regulations promulgated thereunder (collectively the "Act").

    5.
    The applicable securities and corporation's provisions of the Nevada Revised Statutes (collectively the "Nevada Statutes").

        3.    Legal Opinion: Based upon my review of the Company Records, the Registration Statement, the Eligibility Requirements, the Act and the Nevada Statutes, I am of the opinion that:

    1.
    Organization and Qualification: The Company is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has the requisite corporate power and authority to conduct its business, and to own, lease and operate its properties, as more specifically described in the Registration Statement.

    2.
    Compliance With Eligibility Requirements of Form SB-2: After reasonable investigation, I have no actual knowledge that the Eligibility Requirements for use of Form SB-2 have not been satisfied with respect to the Registration Statement.

    3.
    Warrants Duly Authorized and Validly Issued: That the Warrants covered by the Registration Statement have been duly authorized by the Company and they are legally and validly issued and will permit the holders thereof to purchase up to a total of 2,325,001 shares of common stock.

    4.
    Warrant Shares Duly Authorized and Validly Issued: That when the underlying Warrant Agreements are properly exercised by the Warrant Holders and the requisite consideration is received by the Company, such shares will be duly authorized, legally and validly issued and fully paid and non-assessable.

    5.
    Shares Duly Authorized and Validly Issued: That the Shares sold pursuant to the Registration Statement, consisting of both the Issued Shares and the Warrant Shares are duly authorized, legally and validly issued and fully paid and non-assessable.

        4.    Consent to Use of Legal Opinion: I hereby consent to the reference to my name in the Registration Statement under the caption "Legal Matters" and to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, I do hereby admit that I come within the category of a person whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the general rules and regulations thereunder.

                      Very truly yours,

                      /s/ CARMINE J. BUA

                      CARMINE J. BUA, III

CJB:dmj

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  EXHIBIT NO. 5
Legal Opinion of Carmine J. Bua, III, Esq.
LAW OFFICES OF CARMINE J. BUA 3838 Camino Del Rio North, Suite 333 San Diego, California 92108 Telephone: (619) 280-8000 Fax: (619) 280-8001